Exhibit 10.2


                               EXCHANGE AGREEMENT
                               ------------------


         This Exchange Agreement (the "AGREEMENT") entered into as of the last date written below by and between ___________________ ("CREDITOR"), a California limited liability partnership with its principal place of business at __________ ________________________________________, and Premier Laser Systems,
Inc. ("PLSI"), a California corporation, having its principal place of business at 3 Morgan, Irvine, California.

                                   WITNESSETH:

         WHEREAS, PLSI is indebted to Creditor in an amount in excess of ____________ as a result of products or services provided by Creditor to PLSI;

         WHEREAS, PLSI and Creditor wish to agree upon a payment mechanism that would permit PLSI to pay a portion of such debt;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, IT IS HEREBY AGREED:

1.       LIQUIDATION OF DEBT.

         The parties hereby agree that, as of the date of this Agreement, the total amount due and owing by PLSI to Creditor is at least equal to the sum of _________________________ (___________) (such sum being hereafter referred to as the "LIQUIDATED DEBT"). PLSI agrees to pay the Liquidated Debt to Creditor pursuant to the terms and conditions set forth in this Agreement. As used herein, the term "Liquidated Debt" does NOT refer to any amount of debt in excess of __________________________ (___________).

2.       ISSUANCE OF CONVERTIBLE DEBENTURES.

         2.1 AMOUNT OF DEBENTURES ISSUED. Simultaneously with the execution of this Agreement, PLSI shall issue to Creditor a series of ____ (_) convertible debentures (the "DEBENTURES") in the amount of __________________ Dollars and 00/100 U.S. Dollars (US$______) each in the form set forth in EXHIBIT A. The Debentures shall be convertible into the Common Stock of PLSI (the "UNDERLYING SHARES" or "SHARES") pursuant to the terms and conditions set forth in the Debentures. Following the issuance of the Debentures, the Debentures shall thereafter represent the Liquidated Debt, and thereafter there shall be no independent debt from PLSI to Creditor with respect to the Liquidated Debt. The parties acknowledge, however, that the total indebtedness of PLSI to Creditor may exceed the Liquidated Debt, and the exchange of the Debentures for the Liquidated Debt shall not extinguish or otherwise affect any additional indebtedness that PLSI may have to Creditor.

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         2.2      REGISTRATION OF THE UNDERLYING SHARES. Within ten (10)
                  Business Days of the execution of this Agreement and issuance of the Debentures, PLSI agrees to file a Registration Statement with the Commission to register the resale of the Underlying Shares under the Act, and to thereafter prosecute such application in good faith and with its best efforts. PLSI will keep such Registration Statement effective until the earlier of that date 18 months from its effective date or the date that the selling securityholders named therein have converted all of the Debentures held by them AND sold all of the Common Stock received by them upon conversion. During this period, PLSI shall amend the Registration Statement and the prospectus included therein, and any documents incorporated by reference therein, as necessary to ensure that it does include any misstatement of a material fact or omit to state a fact necessary to make the other statements contained therein not misleading. A copy of all filings by PLSI with respect to the Underlying Shares shall be provided to Creditor by the notice procedures set forth in subparagraph 8.1 below within five (5) Business Days on which the filing was made with the Commission. In addition, Notice of the effectiveness of such registration shall be given by PLSI to Creditor within five
                  (5) Business Days of the effectiveness of such Registration.

         2.3 INDEMNIFICATION. PLSI agrees to indemnify and hold harmless Creditor and its officers, directors, agents, partners and any person who may be deemed to control Creditor under the Act or the Securities Exchange Act of 1934, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including without limitation attorneys' fees), as incurred, arising out or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus contained therein, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Creditor furnished in writing by the Creditor to PLSI expressly for use therein.

3.       LIMITATION ON SALE OF SHARES.

         Commencing on the effective date of the registration of the Underlying Shares, Creditor agrees that it will not sell on any public exchange (including without limitation the Nasdaq National Market) an amount of the Underlying Shares for an aggregate sales price in excess of ______________ U.S. Dollars (US$________) in any calendar month.

4.       MANDATORY CONVERSION.

         PLSI shall have the option, but not the obligation, to require Creditor, upon five (5) business days notice, to convert any or all of the Debentures, provided that:

         4.1 The Underlying Shares are covered by an effective registration statement freely permitting Creditor to sell the Underlying Shares on a public market;

         4.2 The Common Stock of PLSI is listed on the NASDAQ National Market or Nasdaq Small Cap Market;

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

         4.3 The Underlying Shares, at the time of conversion, shall have a bid price no less than $1.50; AND

         4.4 The conversion of the Debentures in accordance with such notice from PLSI will not result in Creditor having converted more that $______ of the Debentures in any calendar month.

5.       REPRESENTATIONS AND WARRANTIES OF PLSI.

         PLSI hereby represents and warrants to Creditor as follows:

         5.1 CORPORATE QUALIFICATIONS. PLSI is a California corporation in good standing, is qualified to do business in the State of California, and is subject to no legal disability which would prevent it from entering into this Agreement.

         5.2 CORPORATE APPROVALS. PLSI has received all approvals of shareholders, officers and directors required by its Articles, Bylaws, and applicable law in order to enter into this Agreement and to issue the Debentures as provided herein. The Debentures, when issued in accordance herewith, shall be the valid and binding obligations of PLSI, enforceable in accordance with their terms. The issuance of the Underlying Shares upon the conversion of the Debentures in accordance with their terms has been approved by all necessary corporate action on the part of PLSI, and upon such conversion the Underlying Shares shall be duly and validly authorized, fully paid and nonassessable

6.       REPRESENTATIONS AND WARRANTIES OF CREDITOR.

         Creditor hereby represents and warrants to PLSI as follows:

         6.1 CORPORATE QUALIFICATIONS. Creditor is a limited liability partnership in good standing, is qualified to do business in the State of California, and is subject to no legal disability which would prevent it from entering into this Agreement.

         6.2 CORPORATE APPROVALS. Creditor has received all approvals of partners required by its partnership agreement and applicable law and any other understandings among its partners in order to enter into this Agreement.

         6.3 KNOWLEDGE OF, AND CAPACITY TO ASSUME, ECONOMIC RISK. Creditor acknowledges and represents that:

                  6.3.1 Creditor is an "accredited investor" as defined in Exhibit B hereto;

                  6.3.2 Creditor has received and reviewed PLSI's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999, and its quarterly reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999;

                  6.3.3 Creditor is in a financial position to hold the Shares for an indefinite period of time, is able to bear the economic risk of an investment in the Shares and is able to withstand a complete loss of its investment in the Shares;

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

                  6.3.4 Creditor has such knowledge and experience in business and financial matters that make it capable of evaluating the merits and risks of an investment in the Shares;

                  6.3.5 Creditor understands that an investment in the Shares is highly speculative and involves a high degree of risk but believes that an investment in the Shares is suitable based upon its investment objectives and financial needs, and that it has adequate means to undertake the risk and to provide for its current financial needs and has no need for liquidity of investment with respect to the Shares; Creditor has reviewed and understands the Risk Factors attached hereto as EXHIBIT A;

                  6.3.6 Creditor has had the opportunity to ask questions of, and receive answers from, representatives of PLSI, for the purpose of obtaining any additional information to the extent reasonably available that is necessary to verify the information provided;

                  6.3.7 Creditor understands that the Shares may be resold by it only (i) upon registration of the Shares pursuant to the Act or (ii) in a transaction that is exempt from registration under the Act. Creditor understands that until the resale of the Underlying Shares is registered under the Act, the certificates representing the Underlying Shares will bear a legend restricting the sale or other disposition thereof.

                  6.3.8 Creditor is acquiring the Debentures and the Underlying Shares for purposes of investment, and without a view to the distribution or resale thereof except where such distribution or resale is registered under the Act or otherwise permitted by applicable securities laws.

                  6.3.9 Creditor is a resident of or domiciled in the state set forth under its name in Section 8.1 hereof.

7.       DEFINITIONS.

         In addition to the capitalized terms (such as "LIQUIDATED DEBT") defined elsewhere, the below terms, whether capitalized or not, will have the meanings ascribed to them in this paragraph 9 as follows.

         7.1 "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other government action to close.

         7.2      "COMMISSION" means the Securities and Exchange Commission.

         7.3 "COMMON STOCK" means the Class A Common Stock, no par value per share, of PLSI and stock of any other class into which such shares may hereafter have been reclassified or changed.

         7.4 "PERSON"means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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

         7.5      "ACT" means the Securities Act of 1933, as amended.

         7.6 "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of any or all of the Debentures.

8.       MISCELLANEOUS.

         8.1 NOTICE. Whenever notice is permitted or required by this Agreement, it shall be deemed given as of the date of receipt if sent by facsimile transmission to the numbers shown below, or by a nationally recognized overnight courier, signature required, and addressed to the party at such address shown below, or at such other address or facsimile numbers as the party may time to time give by written notice.


                  For notice to PLSI:

                  Premier Laser Systems, Inc
                  Attn: Chief Financial Officer.
                  3 Morgan
                  Irvine, California 92618
                  Fax: 949.859.5241

                  For notice to Creditor:

                  _______________________________
                  _______________________________
                  _______________________________
                  _______________________________
                  _______________________________


         Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this subparagraph prior to 4:00 p.m. (California time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the Business Day following the date of sending, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         8.2 ASSIGNMENT. This Agreement may not be assigned in whole or part by either party without the prior written approval by the other party.

         8.3 ENTIRE AGREEMENT. This Agreement and the Debentures referred to herein constitutes the entire agreement among the parties with respect to the subject matter hereof. In addition, this Agreement may not be modified except by a subsequent writing duly executed by all parties.

         8.4 GOVERNING LAW. The internal law of the State of California, without regard to conflicts of laws principles, will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

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         8.5      COUNTERPARTS. This Agreement may be executed in counterparts with any two counterparts signed by each party having the full force, effect and authority of an original document signed by all parties.

         8.6 NO WAIVER. No failure or delay by any party in the exercise of any of its rights hereunder will be deemed to be a waiver of any of its rights.

         8.7 SEVERANCE. In the event that any provision or provisions are found by any tribunal of competent jurisdiction to be null or void, such provisions will be deemed to be severed from this Agreement and the remainder of the Agreement will remain in full force and effect.

         8.8 HEADINGS. The headings contained in this Agreement are for reference only and shall not be used to resolve any questions of interpretation or construction.

         8.9 ATTORNEYS' FEES. If either party commences litigation to enforce or interpret this Agreement or the Debentures, the nonprevailing party in such litigation shall reimburse the prevailing party for the prevailing party's expenses in connection with such litigation, including without limitation the prevailing party's attorneys' fees.

         8.10 WAIVER OF CONFLICT OF INTEREST. PLSI ACKNOWLEDGES THAT THE CREDITOR IS ITS LEGAL COUNSEL, AND THAT AS A RESULT THE CREDITOR HAS A CONFLICT OF INTEREST INSOFAR AS IT HAS PARTICIPATED IN THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT AND THE DEBENTURES REFERRED TO HEREIN. PLSI IRREVOCABLY AND PERMANENTLY WAIVES ANY SUCH CONFLICT ON INTEREST ON THE PART OF CREDITOR, AND ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO OBTAIN SEPARATE LEGAL REPRESENTATION IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.


         IN WITNESS WHEREOF, the undersigned officers of the party, having been duly authorized to bind their respective parties, have executed this Agreement on behalf of their respective parties as of the date last below written.

"CREDITOR"

___________________________                     PREMIER LASER SYSTEMS, INC.


By:________________________                     By:___________________________

      Its:_________________                            Its:___________________


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                                    EXHIBIT A

                                FORM OF DEBENTURE

                                    EXHIBIT B

                        DEFINITION OF ACCREDITED INVESTOR



         (A) Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the "Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan as defined in ERISA (i) for which the investment decision is made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser, or (ii) where the plan has total assets in excess of $5,000,000 or, (iii) which is a self-directed plan (including an individual retirement account), with investment decisions made solely by "accredited investors" as defined in this Exhibit B;

         (B) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

         (C) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar trust, or partnership, not formed for the specific purpose of acquiring the Debentures or the Shares, with total assets in excess of $5,000,000;

         (D) Any director or executive officer of the Company;

         (E) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (F) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (G) Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Debentures or the Shares, whose purchase is directed by a person who, either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

         (H) Any entity in which all the equity owners are accredited investors as defined in subparagraphs (A) through (G) above.

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                                    EXHIBIT C

                                  RISK FACTORS


         RISKS RELATED TO OUR BUSINESS

IF WE ARE UNABLE TO SECURE ADDITIONAL FINANCING IN THE FUTURE, WE WILL HAVE TO DELAY OR HALT OUR PRODUCT DEVELOPMENT PROGRAMS.

         In the future, we will require substantial additional funds for research and development programs, preclinical and clinical testing, development of our sales and distribution force, operating expenses, regulatory processes and manufacturing and marketing programs. Our capital requirements may vary, and will depend on both internal and external factors. Internal factors affecting our capital requirements include:

         o        the progress of research and development programs

         o        results of preclinical and clinical testing

         o the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights

         o        developments and changes in our existing research

         o        licensing and other relationships

         o the terms of any new collaborative, licensing and other arrangements that we may establish.

         o the amount of legal, accounting and administrative costs incurred in connection with pending litigation

         External factors affecting our capital requirements include:

         o        competing technological and market developments

         o        the time and cost involved in obtaining regulatory approvals

WE ARE CURRENTLY EXPERIENCING CASH FLOW DIFFICULTIES. OUR CURRENTLY AVAILABLE SHORT-TERM ASSETS ARE NOT ANTICIPATED TO BE SUFFICIENT TO MEET OUR OPERATING EXPENSES AND CAPITAL EXPENDITURES PAST JANUARY, 2000. WE ARE CURRENTLY IN THE PROCESS OF SEEKING ADDITIONAL FINANCING. WE DO NOT KNOW IF ADDITIONAL FINANCING WILL BE AVAILABLE WHEN NEEDED, OR IF IT IS AVAILABLE, IF IT WILL BE AVAILABLE ON ACCEPTABLE TERMS. HAVING INSUFFICIENT FUNDS WOULD LIKELY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS. FOR INSTANCE, WE MAY BE PREVENTED FROM PURCHASING NEEDED INVENTORY AND FROM IMPLEMENTING OUR BUSINESS STRATEGY. WE MAY ALSO BE REQUIRED TO DELAY, SCALE BACK OR ELIMINATE RESEARCH AND PRODUCT DEVELOPMENT PROGRAMS OR TO LICENSE TO THIRD PARTIES RIGHTS TO COMMERCIALIZE PRODUCTS OR TECHNOLOGIES THAT WE WOULD OTHERWISE SEEK TO DEVELOP INTERNALLY.

WE HAVE INCURRED NET LOSSES IN THE PAST AND EXPECT TO INCUR FUTURE LOSSES WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO SUSTAIN OUR OPERATIONS.

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

         We incurred net losses of approximately $76,343,000 from April 1, 1995 through March 31, 1999, and approximately $30,841,000 for the year ended March 31, 1999. As of March 31, 1999, we had an accumulated deficit of approximately $89,207,000. We have incurred additional losses since that date, and expect to continue to incur net losses until product sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. Our ability to achieve profitability in the future will depend in part on our ability to continue to successfully develop clinical applications, obtain regulatory approvals for our products and sell these products on a wide scale. These risks apply to both our laser products and our ophthalmic diagnostic products.

THE HIGH COST OF DENTAL LASERS, SAFETY AND EFFICACY CONCERNS OF DENTISTS AND PATIENTS AND THE SUBSTANTIAL MARKET ACCEPTANCE OF DENTAL DRILLS MAY PREVENT US FROM ACHIEVING THE BROAD MARKET ACCEPTANCE WHICH IS NECESSARY FOR OUR SUCCESS.

         Our products may not be accepted by the medical or dental community or by patients. We do not know if these products can be successfully commercialized on a broad basis. The acceptance of dental lasers may be adversely affected by their high cost, concerns by patients and dentists relating to their safety and efficacy, and the substantial market acceptance and penetration of alternative dental tools such as the dental drill. Our future sales and profitability depend in part on our ability to demonstrate to dentists, ophthalmologists, optometrists and other physicians the potential cost and performance advantages of our laser systems, diagnostic products and other products over traditional methods of treatment and over competitive products. Current economic pressure may make doctors and dentists reluctant to purchase substantial capital equipment or invest in new technology. We currently have a limited sales force and will need to hire additional sales and marketing personnel to increase the general acceptance of our products. Of all the factors impacting our profitability, the failure of our products to achieve broad market acceptance would have the greatest negative impact on our business, financial condition and results of operations and our profitability.

WE ARE INVOLVED IN PENDING LITIGATION AND A REGULATORY INVESTIGATION AND MAY BE ADVERSELY AFFECTED BY AN ADVERSE OUTCOME IN THE LAWSUIT OR BY THE COSTS OF DEFENDING THIS LAWSUIT.

         We have been sued in a number of related securities class action matters, generally relating to allegations of misrepresentations during the period from May 7, 1997 to April 15, 1998. In addition, the Securities and Exchange Commission has commenced an investigation of our practices and procedures relating to revenue recognition issues and related matters. The costs of our continuing defense of the litigation matters and responses to the regulatory investigations, including accounting and legal fees as well as management time and effort, will be substantial, and we expect these costs to materially and adversely affect our results of operations until these matters are resolved. We do not know when these matters will be resolved. We have reached an agreement in principle to settle the class action litigation and recorded an expense in the quarter ended December 31, 1998, relating to this settlement. We have recorded substantial additional expense since that date to cover continuing legal fees incurred in connection with this settlement. However, this settlement is subject to several conditions, and it is possible that it may not be completed, in which case the litigation would continue. An adverse judgment entered in this litigation could materially and adversely affect our business and results of operations.

         In addition, the Securities and Exchange Commission is empowered to assess substantial penalties against us in connection with its findings in the pending investigation. The imposition of any of these penalties could materially and adversely affect our business, financial condition and results of operations.

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IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE THE OPHTHALMIC IMAGING SYSTEMS
("OIS") BUSINESS WITH OUR OTHER OPERATIONS, WE MAY INCUR SUBSTANTIAL AND UNANTICIPATED EXPENSES AND OPERATING INEFFICIENCIES.

         We acquired a majority of the outstanding common stock of OIS in 1998. In March 1999, we agreed to manufacture OIS's products on an outsourcing basis. In addition, we have agreed with OIS to acquire the remaining outstanding stock of OIS, subject to satisfaction of certain conditions. We are not sure if the synergies of the two entities will allow us to reduce expenses in such a way as to make OIS profitable. In addition, members of our management will have to continue to expend time and effort on new activities relating to the OIS operations, which will detract from their time available to attend to our other activities. We cannot assure you that the expenses or dislocations that we may suffer as a result of the coordination of these businesses will not be material.

BECAUSE SOME OF THE COMPONENTS WE USE ARE NOT WIDELY AVAILABLE, THERE IS A RISK THAT WE MAY NOT ALWAYS BE ABLE TO OBTAIN THESE COMPONENTS, WHICH COULD PREVENT US FROM FILLING ORDERS ON TIME AND REDUCE OUR SALES.

         We purchase some of the raw materials, components and subassemblies included in our products from a limited group of qualified suppliers and do not maintain long-term supply contracts with any of our key suppliers. Some of the components used by OIS are manufactured by a sole vendor, including Foresight Imaging for its prism card and Kodak for its 12 bit camera. In addition, our Arago laser product is manufactured for us by one supplier, LaserMed, Inc. Further, our components are subject to rapid innovation and obsolescence. The discontinuance of the manufacturing of these components may require us to redesign some of the hardware and software used in our products to accommodate a replacement component. While we believe that suppliers could be found for all of our components and products, we cannot assure you that any supplier could be replaced in a timely manner. Any interruption in the supply of key components could materially harm our ability to manufacture our products and our business, financial condition and results of operations.

IN ORDER TO CONTINUE TO SELL OUR PRODUCTS IN FOREIGN MARKETS, WE MUST DEVELOP AND MAINTAIN FOREIGN SALES DISTRIBUTION CHANNELS AND MANAGE POLITICAL AND ECONOMIC INSTABILITY IN FOREIGN MARKETS AND DEAL WITH GOVERNMENTAL QUOTAS AND OTHER REGULATIONS.

         A substantial portion of our sales are made in foreign markets. The primary risks to which we are exposed due to our foreign sales are the difficulty and expense of maintaining foreign sales distribution channels, political and economic instability in foreign markets and governmental quotas and other regulations.

         The regulation of medical devices worldwide also continues to develop, and it is possible that new laws or regulations could be enacted which would have an adverse effect on our business. In addition, we may experience additional difficulties in providing prompt and cost effective service of our medical lasers in foreign countries. We do not carry insurance against these risks. The occurrence of any one or more of these events may individually or in the aggregate have a material adverse effect upon our business, financial condition and results of operations.

IF WE CANNOT ADAPT TO TECHNOLOGICAL ADVANCES, OUR PRODUCTS MAY BECOME TECHNOLOGICALLY OBSOLETE AND OUR PRODUCT SALES COULD SIGNIFICANTLY DECLINE.

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

         The markets in which our medical products compete are subject to rapid technological change as well as the potential development of alternative surgical techniques or new pharmaceutical products. These changes could render our products uncompetitive or obsolete. We will be required to invest in research and development to attempt to maintain and enhance our existing products and develop new products. We do not know if our research and development efforts will result in the introduction of new products or product improvements.

IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         Our success will depend in part on our ability to obtain patent protection for products and processes, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. While we hold a number of U.S. and foreign patents and have other patent applications pending in the United States and foreign countries, we cannot assure you that any additional patents will be issued, that the scope of any patent protection will exclude competitors or that any of our patents will be held valid if subsequently challenged. Further, other companies may independently develop similar products, duplicate our products or design products that circumvent our patents. We are aware of certain patents which, along with other patents that may exist or be granted in the future, could restrict our right to market some of our technologies without a license, including, among others, patents relating to our lens emulsification product and ophthalmic probes for the Er:YAG laser.

         We also rely upon unpatented trade secrets, and we cannot assure you that others will not independently develop or otherwise acquire substantially equivalent trade secrets. In addition, at each balance sheet date, we are required to review the value of our intangible assets based on various factors, such as changes in technology. Any adjustment downward in the value of our intangible assets may result in a write-off of the intangible asset and a substantial charge to earnings, which would adversely affect our operating results in the future.

IN OUR BUSINESS, WE COULD BECOME INVOLVED IN PATENT AND INTELLECTUAL PROPERTY LITIGATION, IN WHICH AN ADVERSE DETERMINATION COULD SUBJECT US TO SIGNIFICANT LIABILITIES AND RESTRICT OUR MANUFACTURING RIGHTS.

         In the past, we have received allegations that some of our laser and diagnostic products infringe on other patents. There has been significant patent litigation in the medical device industry. Adverse determinations in litigation or other patent proceedings to which we may become a party could subject us to significant legal judgments or other liabilities to third parties and could require us to seek licenses from third parties that may or may not be economically viable. We cannot assure you that any licenses required under these or any other patents or proprietary rights would be available on terms acceptable to us. If we do not obtain these licenses, we could encounter delays in product introductions while we attempt to design around these patents, or we could find that the development, manufacture or sale of products requiring such licenses could be enjoined.

OUR BUSINESS IS SUBJECT TO GOVERNMENTAL REGULATION WHICH IMPOSES SIGNIFICANT COSTS ON US AND IF NOT COMPLIED WITH COULD LEAD TO THE ASSESSMENT OF PENALTIES.

         Our products are regulated as medical devices by the United States Food & Drug Administration. As such, these devices require either Section 510(k) premarket clearance or approval of a premarket approval application by the FDA prior to commercialization. Satisfaction of regulatory requirements is expensive and may take several years to complete. We cannot assure you that further clinical trials of our medical products or of any future products will be successfully completed or, if they are completed, that any requisite FDA or foreign governmental approvals will be obtained.

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

         FDA or other governmental approvals of products we may develop in the future may require substantial filing fees which could limit the number of applications we seek and may entail limitations on the indicated uses for which our products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. Also, we have made modifications to some of our existing products which we do not believe require the submission of a new 510(k) notification to the FDA. However, we cannot assure you that the FDA would agree with our determination. If the FDA did not agree with our determination, they could require us to cease marketing one or more of the modified devices until the devices have been cleared.

         We are also required to adhere to a wide variety of other regulations governing the operation of our business. Noncompliance with state, local, federal or foreign requirements can result in serious penalties that could harm our business.

THE INTENSE COMPETITION WE FACE COULD RESULT IN REDUCED SALES AND DOWNWARD PRESSURE ON THE PRICES OF OUR PRODUCTS.

         We are, and will continue to be, subject to intense competition in our targeted markets, principally from businesses providing other traditional surgical and nonsurgical treatments, including existing and developing technologies, and competitive products. Many of our competitors have substantially greater financial, marketing and manufacturing resources and experience than us. In addition, we expect that other companies will enter the laser market, particularly as medical lasers gain increasing market acceptance. Significant competitive factors which will affect future sales in the marketplace include regulatory approvals, performance, pricing and general market acceptance.

         The ophthalmic diagnostic market is also highly competitive. There are many companies engaged in this market, some with significantly greater resources than ours. Our competitors may be able to develop technologies, procedures or products that are more effective or economical than ours, or that would render our products obsolete or noncompetitive.

         To continue to remain competitive, we must develop new software and hardware meeting the needs of ophthalmologists and optometrists. Our future revenues will depend, in part, on our ability to develop and commercialize these new products as well as on the success of development and commercialization efforts of our competitors.

A SUCCESSFUL PRODUCT LIABILITY CLAIM ASSERTED AGAINST US DUE TO A DEFECT IN ONE OF OUR PRODUCTS IN EXCESS OF OUR INSURANCE COVERAGE WOULD HARM OUR BUSINESS.

         The sale of our medical products involves the inherent risk of product liability claims against us. We currently maintain product liability insurance coverage in the amount of $5 million per occurrence and $5 million in the aggregate, but this insurance is expensive, subject to various coverage exclusions and may not be obtainable in the future on terms acceptable to us. We do not know whether claims against us arising with respect to our products will be successfully defended or that our insurance will be sufficient to cover liabilities arising from these claims. A successful claim against us in excess of our insurance coverage could materially harm our business.

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THERE IS UNCERTAINTY RELATING TO THIRD PARTY REIMBURSEMENT WHICH IS CRITICAL TO
MARKET ACCEPTANCE OF OUR PRODUCTS.

         Our laser systems and other products are generally purchased by physicians, dentists and surgical centers which then bill various third party payors, such as government programs and private insurance plans, for the procedures conducted using these products. Third-party payors carefully review and are increasingly challenging the prices charged for medical products and services, and scrutinizing whether to cover new products and evaluating the level of reimbursement for covered products. While we believe that the laser procedures using our products have generally been reimbursed, payors may deny coverage and reimbursement for our products if they determine that the device was not reasonable and necessary for the purpose for which it was used, was investigational or not cost-effective. As a result, we cannot assure you that reimbursement from third party payors for these procedures will be available or if available, that reimbursement will not be limited. If third party reimbursement of these procedures is not available, it will be more difficult for us to sell our products on a profitable basis. Moreover, we are unable to predict what legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation may have on us.

THE COVERAGE AND SPENDING LIMITATIONS CONTAINED IN HEALTH CARE REFORM PROPOSALS WOULD, IF ADOPTED, REDUCE DEMAND FOR OUR PRODUCTS.

         Several states and the United States government are investigating a variety of alternatives to reform the health care delivery system and further reduce and control health care spending. These reform efforts include proposals to limit spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products. If adopted and implemented, such reforms could have a material adverse effect on our business, financial condition and results of operations.

IF WE EXPERIENCE PROBLEMS WITH YEAR 2000 COMPLIANCE OUR OPERATIONS MAY BE DISRUPTED.

         Many existing computer programs use only two digits to identify the year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. As a result, any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in system failure or miscalculations, causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

         We are heavily dependent upon the proper functioning of our own computer and data- dependent systems. This includes, but it not limited to, our support/administrative and operational/production systems. Any failure or malfunctioning on the part of these or other systems could harm our business in ways that we currently do not know and cannot discern, quantify or otherwise anticipate. In addition, if our key vendors experience Year 2000 compliance issues, then our business could be harmed. Due to the interrelated nature of international commerce, if there is a failure in Year 2000 compliance by us or one of our direct or indirect business partners, we could suffer major disruptions in our ability to call on customers, obtain orders from customers, obtain parts from suppliers, manufacture products for sale, ship products to our customers, or receive payment for our sales.

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

         We have not developed a formal assessment of all potential impacts of the Year 2000. We design, manufacture and sell medical products which contain computer chips and we utilize software developed by other companies. While our engineers are developing new software which they expect to complete by December 31, 1999, there can be no assurance that their efforts will be successful. We rely on external business partners. As such, there can be no assurance that our business will not be negatively affected by Year 2000 problems experienced by these business partners.

RISKS RELATED TO THIS OFFERING

CHANGES IN REVENUE AND OPERATING RESULTS MAY CAUSE THE MARKET PRICE OF OUR STOCK TO FLUCTUATE, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL.

         Due to the relatively high sales price of our products and low sales unit volume, minor timing differences in receipt of customer orders have produced and could continue to produce significant fluctuations in quarterly results. In addition, if anticipated sales and shipments in any quarter do not occur when expected, expenditures and inventory levels could be disproportionately high, and our operating results for that quarter, and potentially for future quarters, would be adversely affected. Quarterly results may also fluctuate based on a variety of other factors. The important factors which may cause our quarterly results to fluctuate are seasonality and production delays. During the past four fiscal quarters, our net loss has fluctuated from a low of $2.1 million to a high of $12.9 million. Such fluctuations may cause our stock price to decline and adversely affect our ability to raise additional capital.

THE VOLATILITY OF OUR STOCK PRICE MAKES THESE SECURITIES RISKY FOR THOSE SEEKING A STABLE INVESTMENT.

         The market price of our common stock is very volatile, and our common stock therefore may not be a suitable investment for those who seek stable investment prices over the short or long term. Our common stock was first publicly traded in December 1994 and has had last reported closing sale prices ranging from a low of $1.38 per share in August 1999 to a high of $14.00 per share in May 1997. The market price of our common stock could continue to fluctuate substantially due to a variety of risk factors, including those described elsewhere in this prospectus. The market price for our common stock may also be affected by our ability to meet analysts' expectations. Any failure to meet these expectations, even slightly, could have an adverse effect on the market price of our common stock. In addition, the market prices of securities issued by many companies may change for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against the company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business, results of operations and financial condition.

A SIGNIFICANT NUMBER OF SHARES ARE ELIGIBLE FOR SALE, AND IF SOLD, THESE SHARES MAY CREATE EXCESS SUPPLY IN THE MARKET CAUSING OUR STOCK PRICE TO DECLINE.

         Sales of a substantial number of our shares of common stock in the public market could adversely affect the market price for our common stock. At this time, approximately 7.6 million shares of our common stock are issuable upon the full exercise of our outstanding Class B Warrants, and over 6.4 million shares of our common stock are issuable upon exercise of other outstanding warrants and options and conversion of outstanding debentures. The existence of these outstanding warrants and options could adversely affect our ability to obtain future financing. We have also reserved 2,250,000 shares of our common stock for issuance in connection with the proposed settlement of outstanding litigation. The consummation of this settlement will require satisfaction of a number of conditions, and we cannot assure you that the settlement will be completed.

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         The price which we may receive for our common stock issued upon exercise of outstanding options and warrants will likely be less than the market price of our common stock at the time these options and warrants are exercised. Moreover, the holders of the options and warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain needed capital by a new offering of our securities on terms more favorable than those provided for by the options and warrants.

OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF OUR COMPANY POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER SHARE PRICES.

         Our articles of incorporation authorize the issuance of 8,850,000 shares of "blank check" preferred stock, which will have terms as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without shareholder approval, to issue preferred stock with terms which could adversely affect the rights of the holders of the common stock. The preferred stock could also be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Premier. This could have the effect of preventing others from seeking to acquire your shares in transactions at premium prices.

         In March 1998, we adopted a Shareholder Rights Plan, which entitles certain of our shareholders to purchase our Series A Junior Participating Preferred Stock. These rights are not exercisable until the acquisition by a person or affiliated group of 15% or more of the outstanding shares of our common stock, or the commencement or announcement of a tender offer or exchange offer which would result in the acquisition of 15% or more of our outstanding shares. Upon request, we will provide you with a copy of the Shareholder Rights Plan. The Shareholder Rights Plan may have the effect of discouraging, delaying or preventing a change of control of Premier.

SHORT SELLING OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE.

         If a significant number of shares of common stock which are issued upon conversion of the debentures and payment of interest thereon are then sold in the market, the price of our common stock could be depressed due to the presence of these additional shares in the market. This downward pressure could encourage short sales of common stock by the selling shareholders or others. By increasing the number of shares offered for sale, material amounts of short selling could place further downward pressure on the market price of the common stock.

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